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                                                              EXHIBIT b(d)(viii)

                                   SCHEDULE D
                       INVESTMENT ADVISORY AGREEMENT FEES

THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:

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FUND                                                                                        DATE
----                                                                                        ----

SCHWAB CALIFORNIA MUNICIPAL MONEY FUND                                                      November 5, 1990

Forty-six one-hundredths of one percent (.46%) of the Schwab California Municipal Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB U.S. TREASURY MONEY FUND                                                             November 5, 1991

Forty-six one-hundredths of one percent (.46%) of the Schwab U.S. Treasury Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB VALUE ADVANTAGE MONEY FUND                                                           February 7, 1992

Forty-six one-hundredths of one percent (.46%) of the Schwab Value Advantage Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB INSTITUTIONAL ADVANTAGE MONEY FUND                                                   November 26, 1993

Forty-six one-hundredths of one percent (.46%) of the Schwab Institutional Advantage Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB RETIREMENT MONEY FUND                                                                November 26, 1993

Forty-six one-hundredths of one percent (.46%) of the Schwab Retirement
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                                                              Exhibit b(d)(viii)

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
Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty-four one-hundredths of one percent (.34%)
of such net assets over $20 billion.


SCHWAB NEW YORK MUNICIPAL MONEY FUND                                                        November 10, 1994

Forty-six one-hundredths of one percent (.46%) of the Schwab New York Municipal Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB GOVERNMENT CASH RESERVES FUND                                                        October 20, 1997

Forty-six one-hundredths of one percent (.46%) of the Schwab Government Cash Reserves Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB NEW JERSEY MUNICIPAL MONEY FUND
                                                                                            January 20, 1998
Forty-six one-hundredths of one percent (.46%) of the Schwab New Jersey
Municipal Money Fund's average daily net assets not in excess of $1 billion;
forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent
(.40%) of such net assets over $2 billion.

SCHWAB PENNSYLVANIA MUNICIPAL MONEY FUND                                                    January 20, 1998

Forty-six one-hundredths of one percent (.46%) of the Schwab Pennsylvania Municipal Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB FLORIDA MUNICIPAL MONEY FUND                                                         January 20, 1998

Forty-six one-hundredths of one percent (.46%) of the Schwab Florida Municipal Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.
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                                                              Exhibit b(d)(viii)


                                 THE CHARLES SCHWAB FAMILY OF FUNDS

                                 By:      /s/ Frances Cole
                                          ----------------
                                 Name:    Frances Cole
                                 Title:   Secretary

                                 CHARLES SCHWAB & CO., INC.

                                 By:      /s/ William J. Klipp
                                          ----------------
                                 Name:    William J. Klipp
                                 Title:   President and Chief Operating Officer